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                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Physical Spa & Fitness, Inc.:

We consent to inclusion in this Form 10-K for the fiscal year ended December 31, 2002 of our report dated April 11, 2003, relating to the consolidated balance sheets of Physical Spa & Fitness Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the year ended December 31, 2002.

                               /s/ Moores Rowlands

Hong Kong
April 14, 2003